Exhibit 99.1

Micromuse contact:

Nicole Fortenberry

Dir. of Public Relations

(212) 895-8732

nicole@micromuse.com

JANUARY 12, 2004

MICROMUSE NAMES ARUN OBEROI, FORMER HP EXECUTIVE, AS EXECUTIVE

VICE PRESIDENT OF GLOBAL SALES AND TECHNICAL SERVICES

Software Veteran Oberoi’s Demonstrated Sales Leadership and Expertise

to Drive Expansion of Netcool® Solutions

SAN FRANCISCO – Micromuse Inc. (Nasdaq: MUSEE), the leading provider of business and service assurance software, announced today that veteran HP executive, Arun Oberoi, has been named Micromuse’s Executive Vice President of Global Sales and Technical Services, effective immediately. Mr. Oberoi will lead Micromuse’s field operations in the Americas, Asia Pacific, and EMEA, and help drive the expansion of Micromuse’s global software business and identify new growth avenues in emerging geographical and vertical markets worldwide. He will also be responsible for forging and deepening the Company’s strategic alliance, channel, and OEM partnerships. He will report to Micromuse Chairman and CEO, Lloyd Carney.

“While advancing upward through a series of executive roles at HP, Arun has established a stellar record of building high-performance sales teams, developing high-growth sales operations, and cultivating new markets and sales channels worldwide,” said Lloyd Carney, Micromuse’s Chairman and CEO. “We are extremely pleased to welcome Arun to Micromuse. His global perspective and demonstrated leadership abilities are perfectly suited to help us meet our goal of continually evolving and extending Micromuse’s industry leading position.”

Prior to joining Micromuse, Mr. Oberoi held the position of Vice President and General Manager of Corporate Accounts and Industries, HP Services, where he was responsible for building a worldwide organization to develop a high-value, services-led approach with HP’s top 100 global customers. This fast-tracking initiative generated record growth and secured multi-billion dollar enterprise contracts. Previously, Mr. Oberoi was HP’s Vice President and General Manager of Worldwide Software Sales and Marketing, and was responsible for the HP OpenView product portfolio as well as security, middleware, and e-business software products. In this role, he built a dedicated software sales, marketing, and technical consulting organization that tripled annual software revenues over a four-year period to reach a billion dollars.

Mr. Oberoi joined HP twenty years ago, after completing a BA (honors) and a MBA. Throughout his career at HP, he led a number of rapid-growth sales, services, and marketing operations spanning major accounts, vertical industries, and strategic channels.

“I am very excited about the opportunity at Micromuse. The Company offers a compelling mix of capabilities to the marketplace, with a team that is passionate about delivering customer value, a superb technology solution, and a strategy that is on a leadership trajectory to where the industry is headed,” said Mr. Oberoi. “I look forward to working with Micromuse’s field organization and strategic partners around the globe to reinforce and extend our rapid growth, trusted brand, world-class partnerships, and loyal blue-chip customer base.”

About Micromuse

Micromuse Inc. (Nasdaq: MUSEE) is the leading provider of business and service assurance software solutions. The Netcool® software suite provides organizations with the assurance that their IT systems are supporting and driving profits 24 hours a day. Unlike traditional infrastructure management systems, Netcool solutions provide realtime end-to-end visibility and accurate troubleshooting from a business perspective. Such business intelligence allows organizations to respond to problems quickly, streamline workflow processes and improve business uptime. Micromuse customers include AT&T, BT, Cable & Wireless, Charles Schwab, Deutsche Telekom, Digex, EarthLink, GE Appliances, ITC^DeltaCom, J.P. Morgan Chase, T-Mobile and Verizon. Headquarters are located at 139 Townsend Street, San Francisco, Calif. 94107; (415) 538-9090. The Web site is at www.micromuse.com.

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Micromuse and Netcool are registered trademarks of Micromuse Ltd. All other trademarks and registered trademarks in this document are the properties of their respective owners. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties.

The factors that could cause actual future results to differ materially from the forward-looking statements include the following: possible changes in the scope and nature of and uncertain time needed to complete the internal inquiry referenced above; uncertainties relating to the time needed by the Company’s independent auditors to complete the fiscal year 2003 audit; uncertainty as to when the Form 10-K and the first quarter Form 10-Q will be filed; the possibility that, in the event the Company fails to file its Form 10-K for the fiscal year ended September 30, 2003 expeditiously, Nasdaq will reach a determination that the Company is subject to delisting from the Nasdaq National Market; the possibility that in the event of such a determination, the Company’s request for continued listing would be denied or that the filing deficiency can be remedied before Nasdaq would effect the delisting of Micromuse securities; fluctuations in customer demand; the Company’s ability to manage its growth (including the ability to hire sufficient sales and technical personnel); the risks associated with the expansion of the Company’s distribution channels; the risk of new product introductions and customer acceptance of new products; the rapid technological change that characterizes the Company’s markets; the risks associated with competition; the risks associated with international sales as the Company expands its markets; and the ability of the Company to compete successfully in the future; as well as other risks identified in the Company’s Securities and Exchange Commission Filings, including but not limited to those appearing under the caption “Risk Factors” in the Company’s most recent Quarterly Reports on Forms 10-Q and Form 10-K on file with the Securities and Exchange Commission and available on the Company’s Web site. The Company disclaims any obligation or intention to update or revise any forward-looking statements.